UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 12, 2004

Boston Private Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17089	04-2976299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Post Office Square, Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(617) 912 1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 12, 2004, Boston Private Capital Trust I, a Delaware statutory trust (the “Trust”), issued $75 million of convertible trust preferred securities with a distribution rate of 4.875% under an Amended and Restated Declaration of Trust dated October 12, 2004. The trust preferred securities are guaranteed by Boston Private Financial Holdings, Inc. (the “Company”) on a subordinated basis pursuant to a Guarantee Agreement dated October 12, 2004.

Each of the convertible trust preferred securities represents an undivided beneficial interest in the assets of the Trust. The Company owns all of the Trust’s common securities. The Trust’s only assets are junior subordinated convertible debentures issued to it by the Company on substantially the same payment terms as the convertible trust preferred securities. The Company’s junior subordinated convertible debentures were issued pursuant to an Indenture dated as of October 12, 2004.

The initial conversion ratio is 1.5151 shares of the Company’s common stock, $1.00 par value (the “Common Stock”) for each trust preferred security, subject to adjustment. Assuming all $75 million liquidation amount of convertible trust preferred securities are converted, the Company would issue approximately 2,272,650 shares of Common Stock, representing approximately 7.6% of the Common Stock outstanding as of October 5, 2004, giving effect to the conversion.

Item 9.01 Exhibits

(c)	Exhibits.

10.1 Indenture dated as of October 12, 2004 between Boston Private Financial Holdings, Inc. and SunTrust Bank, as debenture trustee.

10.2 Guarantee Agreement dated as of October 12, 2004 by Boston Private Financial Holdings, Inc. and SunTrust Bank, as trustee, for the benefit of the holders from time to time of the Trust Preferred Securities and Trust Common Securities of Boston Private Capital Trust I.

10.3 Amended and Restated Declaration of Trust of Boston Private Capital Trust I dated as of October 12, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Walter M. Pressey
Name:	Walter M. Pressey
Title:	President and Chief Financial Officer

Date: October 15, 2004

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indenture dated as of October 12, 2004 between Boston Private Financial Holdings, Inc. and SunTrust Bank, as debenture trustee.

10.2	Guarantee Agreement dated as of October 12, 2004 by Boston Private Financial Holdings, Inc. and SunTrust Bank, as trustee, for the benefit of the holders from time to time of the Trust Preferred Securities and Trust Common Securities of Boston Private Capital Trust I.

10.3	Amended and Restated Declaration of Trust of Boston Private Capital Trust I dated as of October 12, 2004.